                                                                    Exhibit 10.7

                                     [LOGO]

                                 Lease between
              Sobrato Interests, a California limited partnership
                                      and
                               VISX, Incorporated

Section                                                                  Page  #
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
Parties.....................................................................   1
Premises....................................................................   1
Use.........................................................................   1
Term and Rental.............................................................   1
    Rental Adjustment.......................................................   2
Security Deposit............................................................   2
Late Charges................................................................   2
Construction and Possession.................................................   3
Acceptance of Possession and Covenants to Surrender.........................   4
Uses Prohibited.............................................................   4
Alterations and Additions...................................................   5
Maintenance of Premises.....................................................   5
    Landlord and Tenant's Obligations Regarding Common Area Costs...........   5
    Common Area Costs.......................................................   5
    Tenant's Allocable Share................................................   6
    Waiver of Liability.....................................................   6
    Tenant's Obligations....................................................   6
    Landlord's Obligations..................................................   7
Hazard Insurance............................................................   7
    Tenant's Use............................................................   7
    Landlord's Insurance....................................................   7
    Tenant's Insurance......................................................   7
    Waiver..................................................................   7
Taxes.......................................................................   8
Utilities...................................................................   8
Abandonment.................................................................   8
Free From Liens.............................................................   8
Compliance With Governmental Regulations....................................   9
Toxic Waste and Environmental Damage........................................   9
     Tenant's Responsibility................................................   9
     Tenant's Indemnity Regarding Hazardous Materials.......................   9
     Environmental Monitoring...............................................  10
Indemnity...................................................................  10
Advertisements and Signs....................................................  10
Attorney's Fees.............................................................  10
Tenant's Default............................................................  10
     Remedies...............................................................  11
     Right to Re-enter......................................................  11
     Abandonment............................................................  11
     No Termination.........................................................  12
Surrender of Lease..........................................................  12
Habitual Default............................................................  12
Landlord's Default..........................................................  12
Notices.....................................................................  13
Entry by Landlord...........................................................  13
Destruction of Premises.....................................................  13
     Destruction by an Insured Casualty.....................................  13

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     Destruction by an Uninsured Casualty ................................... 13
Assignment or Sublease ...................................................... 14
     Consent by Landlord .................................................... 14
     Assignment or Subletting Consideration ................................. 14
     No Release ............................................................. 15
     Effect of Default ...................................................... 15
Condemnation ................................................................ 15
Effects of Conveyance ....................................................... 16
Subordination ............................................................... 16
Waiver ...................................................................... 16
Holding Over ................................................................ 16
Successors and Assigns ...................................................... 16
Estoppel Certificates ....................................................... 16
Option to Extend the Lease Term ............................................. 17
     Grant and Exercise of Option ........................................... 17
     Determination of Fair Market Rental .................................... 17
     Resolution of a Disagreement over the Fair Market Rental ............... 18
     Tenant's Right to Rescind Exercise of Option ........................... 18
Options ..................................................................... 18
Quiet Enjoyment ............................................................. 18
Brokers ..................................................................... 18
Landlord's Liability ........................................................ 19
Authority of Parties ........................................................ 19
     Corporate Authority .................................................... 19
     Limited Partnerships ................................................... 19
Transportation Demand Management Programs ................................... 19
Right of First Offer ........................................................ 19
Miscellaneous Provisions .................................................... 20
     Rent ................................................................... 20
     Management Fee ......................................................... 20
     Performance by Landlord ................................................ 20
     Interest ............................................................... 20
     Rights and Remedies .................................................... 20
     Survival of Indemnities ................................................ 20
     Severability ........................................................... 20
     Choice of Law .......................................................... 20
     Time ................................................................... 20
     Entire Agreement ....................................................... 20
     Representations ........................................................ 20
     Headings ............................................................... 20
Exhibit "A" ................................................................. 22
Exhibit "B" ................................................................. 23
Exhibit "C" ................................................................. 24
Exhibit "D" ................................................................. 25
Exhibit "E" ................................................................. 26
Exhibit "F" ................................................................. 27










                                    Page ii
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--------------------------------     [LOGO]     --------------------------------

     1. PARTIES: THIS LEASE, is entered into on this 16th day of July, 1992, between Sobrato Interests, a California limited partnership, whose address is 10600 North De Anza Boulevard, Cupertino, California, 95014 and VISX, Incorporated, a California corporation, whose address is 3400 Central Expressway, Santa Clara, California, hereinafter called respectively Landlord and Tenant.

     2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property commonly known and designated as 3400 Central Expressway consisting of 52,344 rentable square feet on the ground floor of a larger, two-story building of 108,844 square feet ("Building") and 185 parking stalls in a project consisting of a total of five (5) buildings, including the Premises, totaling 412,171 square feet ("Project") as outlined in red on Exhibit "A". The parking stalls shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area.

As an appurtenant right to Tenant's right to the use of the Premises, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees, subject to the limitations on such use as set forth in Paragraphs 9 and 11, and solely for the purposes for which they were designed and intended. Tenant's right to use the Common Areas shall terminate concurrently with any termination of this Lease.

     3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research, development, testing, light manufacturing, ancillary warehouse, and other legal uses not prohibited by private restrictions. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

     4. TERM AND RENTAL: The term ("Lease Term") shall be for sixty (60) months, commencing on the 1st day of October, 1992 ("Intended Commencement Date"), and ending on the 30th day of September, 1997 ("Expiration Date"), unless either (i) Landlord is unable to deliver possession of the Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 7 below, or (ii) Tenant enters into possession of the Premises prior to the Intended
Commencement Date, in which case the Lease Commencement Date shall be deemed to have occurred on such earlier date (the "Lease Commencement Date"). If the Lease Commencement Date is later than the Intended Commencement Date, then the Expiration Date shall be sixty months after the Lease Commencement Date, unless extended pursuant to Paragraph 37 below. The "Lease Term" shall be that period of time commencing on the Lease Commencement Date and ending on the Expiration Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises the sum of Forty Three Thousand One Hundred Eighty Three and 80/100 Dollars
($43,183.80) per month. Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or

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deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Forty Three Thousand One Hundred Eighty Three and 80/100 Dollars ($43,183.80) as prepaid rent for the first month of the Lease.

     A. Rental Adjustment: Beginning thirty-one (31) months after the Commencement Date, the Base Monthly Rent shall be subject to one adjustment that will remain in effect for the balance of the Lease Term, based on the increase, if any, in the Consumer Price Index ("Adjustment Date"). The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area, ("Index"). The Index most recently published preceding the commencement of the Lease (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable Base Monthly Rent shall be increased by multiplying the Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent decrease in the Index, the increase in the Index for any calendar year shall be deemed not less than three percent (3%) per year compounded annually nor more than seven percent (7%) per year compounded annually. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a thirty
(30) day period. On adjustment of the Base Monthly Rent. Landlord shall notify Tenant by letter stating the new Base Monthly Rent. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

     5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Forty Five Thousand and No/100 Dollars ($45,000.00) as a security deposit. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of Base Monthly Rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Landlord shall promptly notify Tenant that it has incurred an expense pursuant to the preceding sentence. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. Said deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this paragraph and not previously restored to Landlord, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be

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imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. Landlord agrees to waive said late charge in the event the Base Monthly Rent or other sum due is received within ten (10) days after receipt by Tenant of Landlord's notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then Landlord shall notify Tenant in writing that for the balance of the Lease Term, rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     7. CONSTRUCTION AND POSSESSION: The Tenant Improvements shall be constructed, at Landlord's sole expense, in accordance with the Final Working Drawings and under the supervision of Landlord and shall comply with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Landlord shall at its sole expense repair all latent defects respecting the Premises and all violations of laws, statutes, rules, regulations and ordinances in effect as of the Commencement Date. Landlord's obligations with respect to the correction of such defects shall be limited to the cost to correct the defective work and Landlord shall not be liable for any consequential damages or other loss or damage incurred by Tenant.

Landlord and Tenant have approved the architectural, mechanical and electrical working drawings ("Working Drawings") attached as Exhibit "B", and the scope of work and budget ("Budget") attached as Exhibit "C". Prior to August 3, 1992, Tenant agrees to reduce the scope of work of the Working Drawings so as to reduce the Budget to a maximum cost of Nine Hundred Fifty Thousand and No/100 Dollars ($950,000.00) ("Maximum Tenant Improvement Cost"). Landlord and Tenant shall be responsible for and shall pay the cost of the Tenant Improvements as defined in Exhibit "B" and Exhibit "C" as follows: Landlord shall pay (i) the first 785,160 and (i) Fifty Percent (50%) of the remaining cost up to the Maximum Tenant Improvement Cost. Tenant shall pay the balance of the cost of the Tenant Improvements.

In the event Tenant makes any changes to the Final Working Drawings which increase the Tenant Improvement cost ("Cost Increase"), the Cost Increase shall be paid for by Tenant in cash within seven (7) days after payment by Landlord to the General Contractor. In the event Tenant makes any changes to the Final Working Drawings after August 3, 1992 which cause the General Contractor's construction schedule to be delayed, the Commencement Date shall occur one (1) day in advance of Substantial Completion as defined below for each day of delay.

Landlord shall deliver possession of the Building in good condition and repair, broom clean, reasonable wear and tear excepted, on or before the Intended Commencement Date. Landlord by delivery of possession to Tenant represents that the Building is structurally sound and meets all code requirements as of the Commencement Date. Landlord shall provide a warranty, excluding routine maintenance or damage caused by the negligence or misuse by Tenant, on the Building for one (1) year from the Commencement Date.

If Landlord is unable to deliver possession of the Premises to Tenant on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of forty five (45) days after the Intended Commencement Date (the "Delivery Grace Period"); however, the Lease Commencement Date shall not be deemed to have

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occurred until such date as Landlord notifies Tenant that the Premises are ready for occupancy and substantial completion of the Premises has occurred. Notwithstanding the foregoing, the Delivery Grace Period shall be extended one day for every day of delay in completion caused by labor strikes, material shortages, inclement weather, or other causes beyond the reasonable control of Landlord. If Landlord is unable to deliver possession of the Premises to Tenant within the Delivery Grace Period, Tenant shall be entitled to rental abatement hereunder of one day's rent for each day beyond said 45-day period in which the Premises are not substantially complete. The delay in the commencement of rent shall be the sole and exclusive remedy of Tenant with respect by the failure by Landlord to achieve substantial completion within the delivery grace period.

"Substantial Completion" shall mean that: (i) all necessary governmental approvals, permits, consents, and certificates have been obtained by us for Landlord for the lawful construction by Landlord, and occupancy by Tenant, or said Premises, excluding work attributable to any special fit-up requested or required by Tenant, (ii) all of the Premises interior fully meet all of the Final Working Drawings, excluding Tenant's special fit-up, (iii) all of the Premises exterior substantially meets the applicable Final Working Drawings, including paved parking areas, and (iv) said interior is in a "broom clean" finished condition.

     8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and the other improvements in their present condition, except for Tenant's "punch list" of incomplete and/or improper work, which Tenant shall submit to Landlord within thirty (30) days after Landlord notifies Tenant that the Premises are ready for occupancy. The Tenant agrees on Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the commencement of the Lease, reasonable wear and tear excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling from the suspended ceiling and repair or replace broken ceiling tiles, and re-level the ceiling, if required, so as to be as level as when Tenant took possession of the Premises. Tenant shall ascertain from Landlord within thirty
(30) days before the Expiration Date whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the Commencement Date or to cause Tenant to surrender all Alterations (as defined in Paragraph 10) in place to Landlord. If Landlord shall so desire and has previously notified Tenant at the time the Alterations were made, then Tenant shall remove such Alterations as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

     9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises

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outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion. Landlord shall use commercially reasonable efforts to ensure that the other tenants in the Project comply with the terms of this paragraph 9.

     10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises ("Alterations"), or any part thereof, without (i) the written consent of Landlord first had and obtained, and
(ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The term "Alterations" is not intended to include any of the items listed above which are included in the Premises or the Tenant Improvements. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the actual start date of the work, (iii) a complete set of as-built drawings. All Alterations shall be maintained, replaced or repaired at Tenant's sole cost and expense. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on the land where the Premises are located or on adjacent land owned by Landlord, indicated on Exhibit "A".

Notwithstanding the provisions of this Paragraph 10, Tenant shall be entitled without obtaining Landlord's consent to make any alteration or addition to the Premises which does not affect the structure of the Building, provided that each such alteration costs no more than $10,000, and all such alterations in any twelve (12) month period do not exceed an aggregate of $25,000.

     11. MAINTENANCE OF PREMISES:

          A. Landlord and Tenant's Obligations Regarding Common Area Costs:
Tenant agrees to reimburse Landlord for the expenses resulting from Landlord's payment of Common Area Costs as defined in paragraph 11(B) incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Building or the Project. Tenant agrees to pay Tenant's Allocable Share as defined in paragraph 11(C) of the Common Area Costs, as additional rental, within ten (10) days of written invoice from Landlord.

          B. Common Area Costs: Except as provided otherwise in this Lease, for purposes of calculating Tenant's Allocable Share of Building and of Project Costs, the term "Common Area Costs" shall mean all costs and expenses of the nature hereinafter described which are incurred in connection with ownership and operation of the Building or the Project in which the Premises are located, as the case may be not directly allocable to or payable by a single tenant in the Building or the Project, provided however, that any special assessments for additional facilities shall not be included in Common Area Costs. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to, the following: (i) common area utilities, including water and power, heating, lighting, air-conditioning, ventilating and Building utilities to the extent not separately metered; (ii) common area maintenance and service agreements for the Building or the Project and the equipment therein including, without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if commercially available) insurance applicable to the Building or Project; (iv) repairs, replacements and general

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maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) All real estate taxes, special assessments, service payments in lieu of taxes, excises, transit charges, housing fund assessment, levies, fees or charges and including any substitutes or additions thereto which may occur during the Lease Term (and Renewal Terms, if any) or this lease which are assessed, or imposed by any public authority upon the Building or Project, the act of entering this Lease, the occupancy by Tenant, the rent provided for in this Lease and including real estate tax increases due to a sale or transfer of the Building or the Project, in which the Premises are located, as such taxes are levied or appear on the City and County tax bills and assessment rolls. This shall be a Net Lease and the Base Monthly Rent shall be paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs are intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project. Tenant shall have the right, one time per year, to audit Landlord's books related to costs and expenses for the Premises to determine compliance with the determination of costs and expenses pursuant to this paragraph.

      C. Tenant's Allocable Share: For purposes of prorating Common Area Costs which Tenant shall pay, Tenant's Allocable Share of Building Costs is computed by multiplying the total Common Area Costs for services shared by the Building by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Building (excluding common areas). Tenant's Allocable Share of Project Costs shall be computed on a shared service by service basis, by either (i) multiplying the total Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Buildings in the Project which share the services; or (ii) some other equitable method agreed by the parties if method
(i) above does not fairly allocate a particular expense. It is understood and agreed by Landlord and Tenant that Tenant's Allocable Share of Building Costs is 48.09% and of Project Costs is 12.69%. It is understood and agreed that Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

      D. Waiver of Liability: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant shall have the right to make repairs should Landlord fail to do so, and to bill Landlord for the cost so incurred, but shall have no right to deduct such cost from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or its failure to furnish any of the foregoing.

      E. Tenant's Obligations: Except as provided in 11(A) above, Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, plumbing, glazing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace

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as and when necessary, all structural and exterior portions of the Building, including, without limitation, the foundation, exterior load bearing walls and roof structure of the Building Shell. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl demountable wall surfaces exclusively to V-joints.

          F. LANDLORD'S OBLIGATIONS: Landlord shall, at all times during the Lease Term, maintain in good condition and repair, (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof structure), (ii) the Common Area, and
(iii) the electrical and plumbing systems located outside the Premises which service the Building. Additionally, to the extent that the Building contains central heating, ventilation and/or air conditioning systems located outside the Premises which are designed to service and are then servicing more than a single tenant within the Building ("Common HVAC"), Landlord shall maintain in good operating condition and repair such Common HVAC equipment and systems. The provisions of this subparagraph 11.F shall in no way limit Landlord's right to charge to Tenant as Common Area Costs the costs incurred by Landlord in making such repairs and/or performing such maintenance.

     12.  HAZARD INSURANCE

          A. TENANT'S USE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased and Landlord acknowledges that Tenant intends to use the Premises primarily for the purpose described in Exhibit "D"; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances.

          B. LANDLORD'S INSURANCE: Landlord agrees to purchase, on a competitive bid basis, and keep in force fire and extended coverage, earthquake (at Landlord's election), and 12 month rental loss insurance covering the Premises in amounts not to exceed the actual insurable value of the Building as determined by Landlord's insurance company's appraisers. Landlord shall have no responsibility to either purchase or keep in force insurance covering Tenant's personal property. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal or less than four (4) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

          C. TENANT'S INSURANCE: Tenant, at its sole cost, agrees to insure its Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a $4,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to

Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

          D. Waiver. Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

     13. TAXES: Tenant shall be liable and shall pay prior to delinquency, for all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises (but not city or county deed conveyance taxes), as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the Commencement and Expiration Dates of this Lease. In any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings in the Project, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder.

Notwithstanding the provisions of this Paragraph 13, if property taxes increase during the lease term as a result of a reassessment due to a voluntary change of ownership, Tenant's shall be responsible for payment of the resulting property tax increase as follows: during the first twelve months, Tenant shall be responsible for payment of one third (1/3) of the tax increase; during the second twelve months, Tenant shall be responsible for payment of two thirds (2/3) of the tax increase, thereafter Tenant shall be responsible for payment of the entire tax increase.

     14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises which are separately metered. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises is due to any cause beyond the Landlord's reasonable control provided, however, that Landlord shall use its best efforts to assist Tenant to arrange for the prompt restoration of services that are interrupted for any reason.

     15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to suspend its operations on the Premises and vacate the Premises provided that Tenant continues to timely pay rent and perform all other obligations of Tenant under this Lease, and further provided that Tenant provides a security guard or other reasonable security protection for the Premises.

          16. FREE FROM LIENS: Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge, or fails to take action acceptable to Landlord to discharge, any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

          17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court or competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

          18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE

               A. TENANT'S RESPONSIBILITY: Except for the materials listed on Exhibit "E", Tenant shall not, without the prior written consent of Landlord, bring, use, or permit upon the Premises, or generate, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials, or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). Tenant may use small quantities of household chemicals such as adhesive, lubricants, and cleaning fluids in order to conduct its business at the Premises. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface, and ground water. Landlord hereby acknowledges and consents to Tenant's initial proposal, attached in the form of the list on Exhibit "E". Landlord's approval as to future proposals may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and upon request, will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and upon request, provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, and (iv) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date. Landlord may employ, at Tenant's expense, an independent engineer or consultant to periodically inspect Tenant's operations to verify that Tenant is complying with its obligations under this paragraph. Such inspections shall only be conducted (i) after twenty four (24) hours' written notice to Tenant, and (ii) during Tenant's normal business hours.

               B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

          C. ENVIRONMENTAL MONITORING: Landlord and its agents shall have the right, at Tenant's sole cost and expense to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this paragraph 18. If Landlord discovers that Tenant is not in compliance with the terms of this paragraph, any such costs incurred by Landlord, including attorneys' and consultants' fees shall be due and payable by Tenant to Landlord within five days following Landlord's written demand therefore.

     19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising from Tenant's or Tenant's agents, employees, or Invitees use of the Premises, and Tenant will hold Landlord harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims, to the extent that Landlord is not contributorily negligent. Landlord will hold Tenant harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Landlord or from Landlord's failure to keep the Premises in good condition and repair, as herein provided. Further, in the event Tenant is made party to any litigation due to the acts or omission of Landlord, Landlord will indemnify and hold Tenant harmless from any such claim or liability including Tenant's costs and expenses and reasonable attorney's fees incurred in defending such claims, to the extent that Tenant is not contributorily negligent.

     20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be places, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Landlord hereby consents to the placement of a sign with the dimensions and at the location described on Exhibit "F". Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

     21. ATTORNEY'S FEES: In case any proceeding or suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action.

     22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder provided however, that Tenant may cure such default by payment to Landlord of the Base Monthly Rent or other sum due within ten (10) days after receipt by Tenant of written notice specifying Landlord has failed to receive the amount in question; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and materially perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

          A. REMEDIES: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

          B. RIGHT TO RE-ENTER: In the event of such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

          C. ABANDONMENT: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22(B) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22(A) above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises necessary to relet the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         D. NO TERMINATION: No re-entry or taking possession of the Premises by Landlord pursuant to 22(B) or 22(C) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

     23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building or Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

     24. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 22, 22(A)(B)(C) and (D), the parties hereto agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve month period during the Lease Term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

     25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code
Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

     26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, by acknowledged facsimile, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

     27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security and safety regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any abatement or reduction of Base Monthly Rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises any "For Sale" or "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

Notwithstanding the provisions of this Paragraph 27, Landlord (i) shall not enter the Premises without first giving twenty-four (24) hours notice to Tenant of such entry except in the case of emergency, (ii) shall be accompanied by an employee of Tenant at all times while in the Premises, (iii) shall comply with Tenant's safety and security procedures applicable to the Premises, and (iv) shall not unreasonably interfere with Tenant's use of the Premises.

     28. DESTRUCTION OF PREMISES:

         A. Destruction by an Insured Casualty: In the event of a partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall inspect the Premises within five (5) business days and shall notify Tenant within ten (10) business days thereafter of Landlord's intent to repair such damage or destruction, together with an estimate of when the restoration work required may be complete. If restoration of the Premises cannot be substantially completed within (i) 180 days, or (ii) 50% of the remaining Lease Term, Landlord or Tenant shall have the option to terminate this Lease by delivery to the other of a written notice of election to terminate within seven (7) days after Tenant receives the estimate from Landlord. Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgment of Landlord. For purposes of this paragraph "partial destruction" shall mean (i) destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant improvements paid for by Landlord, or (ii) destruction of a single portion of the Building which prevents Tenant from conducting its normal course of business. In the event the Premises are more than partially destroyed, Landlord or Tenant may elect to terminate this Lease. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statute are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

      B. Destruction by an Uninsured Casualty: In the event of a total or partial destruction of Premises by an uninsured casualty the Lease shall automatically terminate, unless (i) Landlord elects to rebuild, and (ii) the damage can be repaired within one hundred eighty (180) days. If Landlord elects to contribute to payment for an uninsured loss, such contributed amount shall be amortized over the useful life of the improvements and such amortization shall be reimbursed by Tenant to Landlord as additional rent together with interest at the prime rate of Union Bank plus two percent (2%).

   29. ASSIGNMENT OR SUBLEASE:

      A. Consent by Landlord: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (i) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (ii) from and after such date, the Base Monthly Rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises. If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that: (i) The proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) The proposed sublease shall be in form reasonably satisfactory to Landlord;
(iii) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (iv) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord.

      B. Assignment or Subletting Consideration: Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid sixty-seven percent (67%) to Landlord and thirty-three percent (33%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

     C. No Release: Any assignment or sublease shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant or any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     D. Effect of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees or invitees.

     30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is suitable for Tenant's intended use hereunder, Landlord shall inspect the Premises within five
(5) days after receiving notice of such taking, and shall notify Tenant within ten (10) days thereafter of Landlord's intent to continue or terminate this Lease, together with an estimate of the impact of such taking on the Premises and Tenant's ability to continue operating its business. If the taking is for no more than one-third (1/3) of the Premises nor any single portion of the Building such that the taking would prevent Tenant from conducting its normal course of business, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a substantial portion suitable for Tenant's intended use hereunder or there does not remain sufficient portion to permit Tenant to continue operating its business, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any Alterations or for Tenant's moving costs. Tenant hereby waives the provisions of

California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

     31. EFFECTS OF CONVEYANCE: The term Landlord as used in this Lease, means only the owner for the time being of the land and Building containing the Premises, so that, in the event of any sale or other conveyance of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, provided that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

     32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's rights hereunder.

     33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any team, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month terminable on thirty (30) days written notice from either party and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to the greater of (i) one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination of Expiration Date or (ii) one hundred fifty percent (150%) of the Fair Market Rental (as defined in paragraph 37). Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to surrender the Premises and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 28, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

     36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within ten (10) days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

     37. OPTION TO EXTEND THE LEASE TERM:

          A. Grant and Exercise of Option: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the Lease Term for an additional term (the "Option Term"), which Option Term shall be a period of sixty (60) months. The Option Term shall be exercised, if at all, by written notice to Landlord on or before the date that is six (6) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term. Fair Market Rental shall further take into account that (i) that Tenant is in occupancy of the Premises and making functional use of the space in its then existing condition, and (ii) that no brokerage commission is payable.

          B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37(C) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37(C) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay Base Monthly Rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental is finally determined pursuant to paragraph 37(C) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37(C) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

      C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

            1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

            2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

            3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

            4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.

      D. Tenant's Right to Rescind Exercise of Option: If the determination of fair market value pursuant to the foregoing provision results in a fair market value which is in excess of an amount Tenant believes is appropriate, Tenant shall be entitled to rescind its exercise of the option to extend within ten
(10) days after the date on which Tenant is notified of the determination of fair market value, in which event the term of this lease shall be extended from the date on which the Lease would have expired if the option were never exercised plus an additional period of four months.

   38. OPTIONS: All Options provided Tenant in this Lease are personal and granted to original Tenant and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

   39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

     40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Grubb & Ellis Commercial Real Estate and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

     41. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners, officers, directors or employees shall be liable personally for any deficiency.

     42. AUTHORITY OF PARTIES:

          A. Corporate Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          B. Limited Partnerships: If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

     43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program after the Lease Commencement Date, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which are required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant. Landlord shall capitalize all such costs as are permitted to be capitalized.

     44. RIGHT OF FIRST OFFER: Landlord grants Tenant a right of first offer to lease the remaining portion of the building in which the Premises are a part, which is currently leased by Wells Fargo Bank ("Upstairs Space"), together with the right in accordance with this Lease to use the parking spaces and other common areas on the real property on which the parking and other common areas are located ("Additional Premises"). The location and dimension of the Additional Premises are depicted on Exhibit "A."

Prior to each lease or voluntary sale by Landlord of all or any portion of the Additional Premises, Landlord will notify Tenant in writing of its intention, setting forth the terms and conditions under which it proposes to lease ("Notice"). Tenant will have the 15 day period immediately after the Notice has been given to notify Landlord in writing that Tenant elects to lease the space so offered. Tenant will be entitled to lease the Upstairs Space on the same terms and conditions as Landlord proposes to offer to third parties. If Tenant elects to lease the Upstairs Space, Landlord and Tenant will promptly negotiate in good faith and execute an appropriate amendment to this Lease consistent with this Paragraph 44, and thereafter any reference in this Lease to the Premises will include the Additional Premises.

If Tenant decides not to lease the Upstairs Space or fails to respond within the 15 day period after the Notice, then without further notice to Tenant, Landlord may offer the Upstairs Space to others for lease during the following 90-day period on the same terms and conditions originally offered Tenant. Any Landlord offer to lease or voluntarily sell after that 90-day period will require an additional notice to Tenant in accordance with this provision.

     45.  MISCELLANEOUS PROVISIONS:

          A. Rent: All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

          B. Management Fee: All maintenance and utility services administered by Landlord and subject to reimbursement by Tenant shall include a property management fee to Landlord of fifteen percent (15%) of such services.

          C. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by law or government regulation, Landlord in its sole discretion may without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

          D. Interest: All sums hereunder, including rent and additional rent, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

          E. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          F. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under the Lease shall survive the expiration or sooner termination of the Lease.

          G. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          H. Choice of Law: This Lease shall be governed by and construed in accordance with California law.

          I.  Time:  Time is of the essence hereunder.

          J. Entire Agreement: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          K. Representations: Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its agents for that purpose.

          L. Headings: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD: Sobrato Interests,            TENANT, VISX: Incorporated,
a California limited partnership        a California corporation

BY: [Illegible]                         BY: [Illegible]
   -----------------------------           -------------------------------
ITS: General Manager                    ITS: Vice President Chairman
                                             [Illegible]
                                             CEO

                                  EXHIBIT "A"
                                    PREMISES

                                     [MAP]


                                  [FLOOR PLAN]

                                  EXHIBIT "B"
                                Working Drawings

                                  EXHIBIT "C"
                                     BUDGET

VISX, Incorporated
3400 Central Expressway       VISX Budget-7/14/02
Santa Clara, CA.                        52,344 Sq. Ft.

Description                   Subcontractor       SDC Costs      VISX Upgrades        Total          PSF
-----------                   -------------       ---------      -------------       --------       -----
HVAC                          Therma               $88,200        $34,889            $123,109       $2.35
HVAC Equipment Rehab          Therma               $20,000             $0             $20,000       $0.38
Plumbing                      Therma               $14,234        $10,791             $26,025       $0.48
Electrical                    SASCO               $153,200        $60,800            $224,000       $4.28
Fire Sprinklers               Superior             $18,860         $7,327             $25,157       $0.50
Drywall/Acoust Insul          K&C                  $90,562        $34,602            $125,264       $2.39
Acoustical Ceilings           K&C                  $29,077             $0             $29,077       $0.58
Doors, Frames, Hdwr           Trim Tech            $52,318        $10,043             $52,359       $1.19
Ceramic Tile                  California Tile       $5,500             $0              $5,500       $0.11
Flooring                      Benessi              $89,638        $11,362            $101,000       $1.93
VCT Remove if ACM             Allow                 $9,000             $0              $9,000       $0.17
Rough Carp./Struct Modil      Permian               $2,819        $25,767             $28,586       $0.55
Concrete Sealer               B&W                   $3,000             $0              $3,000       $0.06
Toilet Access/Ptn's           Western Shower        $2,270             $0              $2,270       $0.04
Glass and Glazing             Buds                 $17,517         $2,483             $20,000       $0.38
Chain Link Fence              AAA                     $300         $4,850              $5,150       $0.10
Painting & VWC                A&B                  $17,500         $1,500             $19,000       $0.36
Blinds                        Buranzon                $200         $5,100              $5,300       $0.10
Fire Ext and Sign             K-Fire                $2,000             $0              $2,000       $0.04
Millwork                      Triad                     $0        $42,077             $42,077       $0.80
Landscape Rehab               Allow                 $2,500             $0              $2,500       $0.05
Projection Screens            Brookman                  $0         $2,210              $2,210       $0.04
Adjust Roll Up Doors          Allow                 $1,500             $0              $1,500       $0.03
Plan Check Fee                Allow                 $2,000             $0              $2,000       $0.04
Building Permit Fee           Allow                 $3,500             $0              $3,500       $0.07
Fire Dept Permit              Allow                     $0             $0                  $0       $0.00
Construction Cleanup          Allow                 $6,000             $0              $6,000       $0.11
Blueprinting                  Allow                 $3,000             $0              $3,000       $0.06
Mold Test                     Allow                   $500             $0                $500       $0.01
Architect                     Kobza                $20,000             $0             $20,000       $0.38
Traffic Impact Fees           Allow                     $0             $0                  $0       $0.00
Dumpsters/Toilets             Allow                 $7,500             $0              $7,500       $0.14
Construction Tax              Allow                     $0             $0                  $0       $0.00
Utility Company Fees          Excluded                  $0             $0                  $0       $0.00
School Tax                    Allow                     $0             $0                  $0       $0.00
                                                  --------       --------            --------      ------
Subtotal                                          $672,813       $253,801            $926,614      $17.70
Contingency @5%                                    $33,641        $12,690             $46,331       $0.89
SCC Fee @8%                                        $55,516        $21,319             $77,836       $1.49
                                                  --------       --------            --------      ------
Total                                             $762,970       $287,810          $1,050,780      $20.07
                                        PSF         $14.58          $5.50              $20.07
                                                  --------       --------            --------      ------


Submitted by:                           Approved by:

----------------------------            ----------------------------
Donald A. Jones - V.P.                  E. Paul Eder - V.P/C.F.O.
Sobrato Construction Corporation        VISX, Incorporated,
                                        a California Corporation

Approved by:

----------------------------
John M. Sobrato - Trustee
Sobrato Interests.
a California limited partnership

                                     Page 1

                                   Page 24(A)

VISX Budget Qualifications and Upgrades
Date: 7/14/92

Qualifications:
 1. Permits and fees are allowance items only.
 2. Office glass is to be 3/8" not 1/2" as specified.
 3. No wall coverings included. An allowance of $1500 for accent paint is included.
 4. Wood base in lobby only.
 5. No security hardware modifications to exterior doors have been provided for.
 6. Chain link fence to be 10' high, galvanized, non-painted.
 7. Excludes: Utility company fees
              Power poles for landscape partitions
              Exterior lighting upgrade
              Overtime
              Sound system
              Security
              Telephone cabling
              Data cabling
              Darco pricing issues. Note: a response from Sasco/Valley and budget pricing is attached. Therma's response and budget pricing is forthcoming. No costs associated with this report are included in the budget.
 8. An allowance of $9,000 is carried for removal of VCT in rooms #166, 167, 168 and 169 should the VCT prove to be asbestos-containing material.

Upgrades:
 1. HVAC: $34,889 (see back-up)
 2. Plumbing: $10,791 (see back-up)
 3. Electrical: $60,800 (see back-up)
 4. Fire sprinklers: $7,327. This is to change existing heads to semi-recessed.
 5. Drywall/Acoustical Ceiling:
    a. Meeting room/Lunch room design                                $10,350
    b. Slot channel reveals                                            1,900
    c. Board room ceiling (premium)                                    8,600
    d. Lobby soffit                                                    2,600
    e. Box undergrid columns                                           2,880
    f. Radius walls:  9'-$1512 (premium)
                     17'-$2980 (premium)                               4,492
    g. Sound conditioning at lab #166                                  3,780
                                                                     -------
                                                                     $34,602
 6. Doors, frames and hardware: $10,043 Vinyl doors.
 7. Flooring: $11,362. Enhancer back if on carpet C-2.
 8. Rough carpentry/structural modification: $25,767 (see back-up).
 9. Glass and glazing: $2,483. New door #45 to exterior.
10. Chain link fence: $4,850 (tenant cost).
11. Painting: An allowance of $1500 is included for accent walls not currently defined.
12. Blinds: $5,100. Exterior application only, if desired.
13. Millwork: $42,077. All millwork is a tenant cost.
    Two low bids had spread of $200. (see back-up).
14. Projection screen: $2,210. Includes relocating existing screen and one (1) new 70" x 70" screen.

                                   Page 24(B)

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                                  EXHIBIT "D"
                                  Intended Use

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                                  EXHIBIT "E"
                                Toxic Chemicals

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                                  EXHIBIT "F"
                                    Signage

Landlord consents to construction by Tenant, at its expense, of either, (i) a ground mounted monument sign in the landscape area adjacent to the Building or
(ii) a Building mounted sign on the panel located between the floors, of a size and type consistent with those allowed the other tenants in the Park. In addition Tenant shall be entitled to identification on the existing shared monument signs at the project entries.

                      [SOBRATO DEVELOPMENT COMPANIES LOGO]

SOBRATO DEVELOPMENT COMPANIES

                                           10600 N. De Anza Boulevard, Suite 200
                                                        Cupertino, CA 95014-2075
                                                                  (408) 446-0700
                                                              FAX (408) 446-0583

                            FIRST AMENDMENT TO LEASE

This Amendment is made this 2nd day of October, 1992 by and between Sobrato Interests, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Visx, Incorporated, a California corporation having its principal place of business at 3400 Central Expressway, Santa Clara, California ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease ("Lease") dated July 16, 1992 for the premises ("Premises") located at 3400 Central Expressway, Santa Clara, California; and

WHEREAS effective October 2, 1992, Landlord and Tenant wish to modify the Lease to document the Commencement Date based on Substantial Completion of the Tenant Improvements which occurred on October 1, 1992;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective October 2, 1992 as follows:

  1. The Commencement Date of the Lease shall be October 1, 1992 and the Lease shall expire on September 30, 1997.

  2. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD: Sobrato Interests             TENANT: VISX, Incorporated,
a California limited partnership        a California corporation,


BY: /s/ [illegible]                     BY: /s/ [illegible]
   -------------------------------      -----------------------------------
Its: General Partner

-------------------------(SOBRATO DEVELOPMENT COMPANIES LOGO)-------------------
SOBRATO                                    10600 N. De Anza Boulevard, Suite 200
DEVELOPMENT                                             Cupertino, CA 95014-2075
COMPANIES                                                         (408) 446-0700
                                                              FAX (408) 446-0583



                           SECOND AMENDMENT TO LEASE

This second amendment to lease ("Amendment") is made this 8th day of March, 1996 by and between Sobrato Interests, a California limited partnership having an address at 10600 N. De Anna Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and VISX, Incorporated, a Delaware corporation having its principal place of business at 3400 Central Expressway, Santa Clara, California ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated July 16, 1992 and a First Amendment to Lease dated October 2, 1992 (collectively the "Lease") for the premises ("Premises") located at 3400 Central Expressway, Santa Clara; and

WHEREAS effective January 19, 1996, Landlord and Tenant wish to modify the Lease to reflect the Tenant's exercise of its right of First Offering to Lease;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

     1. PREMISES: The first sentence of the second paragraph of Section 2 of the Lease (Premises) shall be replaced with the following: The entirety of that certain real property commonly known as 3400 Central Expressway, Santa Clara, California consisting of a two-story building of 108,844 square foot building and 385 parking stalls in a project consisting of a total of five (5) buildings including the Premises, totaling 412,171 square feet ("Project") as outlined in red on Exhibit "A".

     2. TERM & RENTAL: Section 4 of the Lease (Term & Rental) shall be replaced with the following: The Commencement Date of the Lease occurred on October 1, 1992 and shall end eighty four (84) months following Substantial Completion of the Tenant Improvements desired by Tenant to the second floor of the Premises ("Second Floor Commencement Date"). In addition to all other sums payable by Tenant under this Lease, prior to the Second Floor Commencement Date Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises the sum of Forty Six Thousand Five Hundred and 90/100 Dollars ($46,500.90) per month. From the Second Floor Commencement


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Date through September 30, 1997, Tenant shall pay as Base Monthly Rent the sum of One Hundred Two Thousand Four Hundred Thirty Five and 90/100 Dollars ($102,435.90) per month. Beginning on October 1, 1997 through the balance of the Lease Term, subject to adjustment pursuant to Section 3 of this Amendment, Tenant shall pay as Base Monthly Rent the sum of One Hundred Seven Thousand Seven Hundred Fifty Five and 56/100 Dollars ($107,755.56) per month. Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

     3. Rental Adjustment: Section 4.A of the Lease (Rental Adjustment) shall be replaced with the following: On the twenty fourth (24th) month following the Second Floor Commencement Date and every twenty four (24) months thereafter, (an "Adjustment Date"), the then payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index that has occurred during the twenty four (24) months preceding the then applicable Adjustment Date. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the Second Floor Commencement Date for the first Adjustment (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable Base Monthly Rent shall be increased by multiplying the then payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent decrease in the Index, the increase in the CPI for any calendar year shall never be less than four percent (4%) per year compounded annually nor more than eight percent (8%) per year compounded annually. On adjustment of the Base Monthly Rent Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a thirty (30) day period following receipt from Landlord of such calculation. Landlord's failure to adjust Base Monthly Rent on an Adjustment Date shall not prevent Landlord from retroactively adjusting Base Monthly Rent at any subsequent time during the Lease Term. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

     4. Construction and Possession: The entirety of Section 7 of the Lease (Construction and Possession) shall be replaced with the following:

The Tenant Improvements shall be constructed by McLarney Construction, as general contractor, ("General Contractor") in accordance with the working drawings ("Working Drawings") attached as Exhibit "1" and budget for the cost of the Tenant Improvements ("Budget") attached as Exhibit "2". The Tenant Improvements constructed hereunder shall comply with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Landlord shall provide a warranty, excluding routine maintenance or damage caused by the negligence or misuse by Tenant, on the Tenant Improvements for one (1) year from the Second Floor Commencement Date. Landlord and Tenant shall be responsible for and shall pay the cost of the Tenant Improvements as allocated in the Budget attached as Exhibit "2". Tenant shall contract directly with General Contractor for the portion of the Tenant Improvements to be constructed at Tenant's expense and Tenant reserves the right to eliminate or delay the construction of this work.

In the event Tenant makes any changes to the Working Drawings which increase the cost of Tenant Improvements paid for by Landlord ("Cost Increase"), the Cost Increase shall be paid for by Tenant in cash within seven (7) days after payment by Landlord to the General Contractor. In the event Tenant makes any changes to the Final Working Drawings after March 1, 1996 which cause the General Contractor's construction schedule to be delayed, the Second Floor Commencement Date shall occur one (1) day in advance of Substantial Completion as defined below for each day of delay.

The Second Floor Commencement Date shall not be deemed to have occurred until such date Landlord notifies Tenant that Substantial Completion of the Tenant Improvements paid for by Landlord has occurred and the second floor of the Premises is ready for occupancy. "Substantial Completion" shall mean that (i) all necessary governmental approvals, permits, consents, and certificates have been obtained by or for Landlord for the lawful construction by Landlord, and occupancy by Tenant of the Premises, excluding any Tenant Improvement work paid for by Tenant, (ii) the Tenant Improvements paid for by Landlord have been completed consistent with the Working Drawings, and (iii) said interior is in a "broom clean" finished condition.

      5. MAINTENANCE OF PREMISES: In the second to last sentence of Section 11.C of the Lease (Tenant's Allocable Share) change Tenant's Allocable Share of Building Costs to 100% and Tenant's Allocable Share of Project Costs to 26.41%. In addition add "Landlord agrees to replace to membrane of the roof of the Premises within six (6) months following the date of this Amendment."

      6. OPTION TO EXTEND THE TERM OF THE LEASE: In the third sentence of
Section 37.A of the Lease (Grant & Exercise of Option) add "ninety five percent (95%) of" before the phrase "Fair Market Rental".

      7. MISCELLANEOUS: All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.


Landlord                                Tenant
Sobrato Interests,                      VISX, Incorporated
a California limited partnership        a Delaware corporation

By: [Illegible]                         By: [Illegible]
   -----------------------------           -------------------------------
Its: General Partner                    Its: CFO

                        EXHIBIT "1" -- Working Drawings

Prepared by Arctec, dated 2/21/96, last revision date 3/5/96.

Sheets: A0.1, A1.0, A2.0, A2.1, A2.2, A6.0, A6.1, A6.2, A7.0, A8.0, A8.1, A9.0,

A9.1, A9.2, A10.0, A10.1, A10.2, A10.3, A10.5.

10600 North De Anza Blvd.     408.445.0700
Suite 200                     Facsimile:  408.448.0583
Cupertino, CA 85014-2075      www.sobrato.com



                                            [SOBRATO DEVELOPMENT COMPANIES LOGO]



                            THIRD AMENDMENT TO LEASE

This third amendment to lease ("Third Amendment") is made this 29th day of March, 2002 ("Effective Date") by and between Sobrato Interests, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord"), and VISX, Incorporated, having its principal place of business at 3400 Central Expressway in Santa Clara, California ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated July 16, 1992 and subsequent lease amendments dated October 2, 1992 and March 8, 1996 (collectively the "Lease") for the premises ("Premises") located at 3400 Central Expressway in Santa Clara, California; and

WHEREAS effective the date of this Third Amendment, Landlord and Tenant wish to modify the Lease to: (i) extend the Lease Term; (ii) specify the Base Monthly Rent due during the extended Lease Term; (iii) conditionally provide for Landlord's participation in HVAC maintenance costs; and (iv) modify the timing of Tenant's notice of intent to exercise its Lease Option pursuant to Lease section 37.A.;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as of the Effective Date as follows:

1. The current Expiration Date of the Lease is May 23, 2003. By virtue of this Third Amendment, the Lease Expiration Date is changed to May 31, 2008.

2. Base Monthly Rent payable by Tenant during the extended Lease Term is payable according to the following schedule:

    May 24, 2003 through May 31, 2005:           $146,939.00 per month
    June 1, 2005 through May 31, 2006:           $152,382.00 per month
    June 1, 2006 through May 31, 2007:           $157,824.00 per month
    June 1, 2007 through May 31, 2008:           $163,266.00 per month

3. Landlord agrees to reimburse Tenant for HVAC maintenance costs (excluding capital replacement costs) incurred by Tenant in excess of $25,000.00 during any year of the extended Lease Term provided Tenant does not defer, delay, or otherwise manipulate the timing of HVAC maintenance to its advantage under this paragraph.

4. Tenant retains its Option to extend the Lease Term under the conditions specified in Lease section 37A. except that Tenant's notice shall be required no earlier than 18 months and no later than 9 months prior to the Lease Expiration Date.

5. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Third Amendment.

Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Third Amendment as of the day and date first above written.


Landlord                                Tenant
Sobrato Interests,                      VISX, Incorporated
a California limited partnership

By:  [illegible]                        By:  [illegible]
   _____________________________           _____________________________

Its: General Partner                    Its: Executive V.P. Operations